EXHIBIT 21.01

Subsidiaries of Holding

Name of Subsidiary                                State or Other Jurisdiction of
                                                  Incorporation or Organization
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Intersil Corporation                              Delaware
Intersil (FL), LLC                                Delaware
Intersil (OH), LLC                                Delaware
Intersil (PA), LLC                                Delaware
Choice-Intersil Microsystems, Inc.                Kansas
Intersil (Cayman) Corporation                     British West Indies
Sapphire Worldwide Investments, Inc.              British Virgin Islands
Harris Semiconductor (Suzhou) Co. Ltd.            China
Anshan Harris Broadcast Equipment Co. Ltd.        China
Guangzhou Harris Telecommunications Company Ltd.  China
Intersil China Limited                            Hong Kong
Intersil KK                                       Japan
Intersil YH                                       Korea
Intersil Technology Sdn Bhd                       Malaysia
Intersil Advanced Technology (Labuan) Sdn Bhd     Malaysia
Intersil Pte. Ltd.                                Singapore
Intersil Ltd.                                     Taiwan
Intersil S.A                                      Belgium
Intersil S.A.R.L                                  France
Intersil GmbH                                     Germany
Intersil Srl                                      Italy
Intersil Limited                                  UK